United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 25, 2017

ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement

On August 25, 2017, IsoRay Medical, Inc. (“Medical”), a wholly owned subsidiary of IsoRay, Inc., entered into a Consignment Agreement (the “Consignment Agreement”) with MedikorPharma-Ural LLC, a company incorporated in accordance with the laws of Russia (“Medikor”). Additionally, on August 25, 2017, Medical entered into a Service Agreement (the “Service Agreement,” and together with the Consignment Agreement, the “Agreements”) with Medikor.

Medical’s source of supply of Cesium-131 from Russia is produced using two nuclear reactors which supply the neutron irradiation needed for Cesium-131 production. One of the Russian nuclear reactors will be shut down from December, 2017 to mid-2018, and the other Russian nuclear reactor is scheduled to be shut down for much of 2019. As a result of these upcoming but non-simultaneous shutdowns, only one of Medical’s historic Russian suppliers of Cesium-131 will be available during these periods. Medical has maintained a supply of enriched barium-130 carbonate, a chemical compound that can be converted into Cesium-131 with yields much higher than common, commercially available barium carbonate.

Pursuant to the Consignment Agreement, Medical has consigned its inventory of enriched barium carbonate to Medikor. It is expected that beginning in November, 2017, Medikor will use the barium carbonate consigned by Medical and contract with a third-party manufacturer to produce Cesium-131. Pursuant to the Service Agreement, Medical will perform certain qualitative and quantitative chemical analyses on the resulting Cesium 131 and will be paid by Medikor $140.00 per curie of Cesium-131 for which these services are provided. It is further expected that a separate third-party contractor will receive the Cesium-131 produced by the third-party manufacturer and will sell the Cesium-131 exclusively to Medical. This arrangement would have the effect of minimizing the impact on Medical of the temporary shutdown of the nuclear reactors that serve as its source of Cesium-131 from Russia. Medical anticipates obtaining enough Cesium-131 under this arrangement to obtain over 4,000 curies of Cesium-131 over a ten-year period but there is no assurance as to whether the agreements will be terminated before this full amount is obtained and other supply sources are used, nor is there assurance that the agreements with the third-parties will be executed.

The foregoing summary of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements. Copies of the Agreements are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Consignment Agreement, dated August 25, 2017, between IsoRay Medical, Inc. and MedikorPharma-Ural LLC.

10.2	Service Agreement, dated August 25, 2017, between IsoRay Medical, Inc. and MedikorPharma-Ural LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2017

IsoRay, Inc., a Minnesota corporation

By:	/s/ Thomas C. Lavoy
Thomas C. LaVoy, CEO